UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2025

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 23, 2025, La Rosa Holdings Corp., a Nevada corporation (the “Company”), and an institutional investor (the “Holder”), entered into that certain waiver (the “Waiver”), dated April 23, 2025, with respect to the senior secured convertible note issued by the Company to the Holder on February 4, 2025 (the “Note”).

As previously reported in Current Report of the Company on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 5, 2024, the Company issued the Note to the Holder pursuant to securities purchase agreement dated February 4, 2025 (the “Agreement”). Pursuant to the Agreement, the Company also issued the Holder the incremental note purchase warrants on February 4, 2025 (the “Warrants”).

Pursuant to the Waiver, the parties agreed that with respect to the stock repurchase of the Company for an aggregate purchase price of up to $500,000 to be implemented by the Company from time to time from April 22, 2025 to December 31, 2025 (the “Stock Repurchase Program”), the Holder waived the restriction for the Company to repurchase its capital stock as described in Section 15(e) of the Note. The parties also agree that the implementation of the Stock Repurchase Program shall not be considered an Event of Default pursuant to the terms of the Note or any of the Warrants and the Holder hereby waived any rights, including the rights to all default penalties, default interest, and acceleration of any amounts owed under the Note and the Warrants, as a result of the approval and implementation of the Stock Repurchase Program by the Company. The Company also agreed to reimburse the Holder for certain reasonable and documented out-of-pocket legal expenses incurred in connection with the Waiver.

The preceding description of the Waiver purport to be a summary only and is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On April 23, 2025, the Company’s Board of Directors has approved a new Share Repurchase Program, which authorizes the Company to purchase up to an aggregate of $500,000 of the Company’s outstanding shares of common stock in the open market in accordance with all applicable securities laws and regulations. Repurchases under this program may be made at management’s discretion at the time and in the amounts determined by the Chief Executive Officer and Chief Operating Officer of the Company. The Share Repurchase Program has an expiration date of December 31, 2025.

On April 24, 2025, the Company issued a press release announcing Share Repurchase Program. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The disclosure under Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information provided herein shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1*	Form of the Waiver, dated April 23, 2025, to the Senior Secured Convertible Note, issued on February 4, 2025.
99.1	Press Release of La Rosa Holdings Corp., as of April 24, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	Certain personal information in this Exhibit has been omitted in accordance with Regulation S-K Item 601(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2025	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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